                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-15.

Date of Event Requiring Statement: July 11, 2013
Issuer Name and Ticker or Trading Symbol: Office Depot, Inc. (ODP)

                              For and on behalf of the Limited Partnership BC
                              European Capital VIII-15:

                              /S/ MATTHEW ELSTON
                              -------------------------------------------------
                              Name:  Matthew Elston
                              Director, CIE Management II Limited acting as General
                              Partner of the Limited Partnership BC European Capital VIII-15

                              /S/ LAURENCE MCNAIRN
                              -------------------------------------------------
                              Name:  Laurence McNairn
                              Director, CIE Management II Limited acting as General
                              Partner of the Limited Partnership BC European Capital VIII-15